Exhibit 99.1

PRESS RELEASE

CONTACT:

ZAIS Investor Relations

732-450-7440

ZAIS GROUP HOLDINGS, INC. ANNOUNCES COMPLETION OF GOING PRIVATE TRANSACTION

Red Bank, NJ – May 18, 2018 – ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) (“ZAIS” or the “Company”) today announced that it has completed the previously announced going private merger (the “Merger”) of ZGH Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), with and into the Company, whereby the Company survived the Merger and became a subsidiary of Z Acquisition LLC , a Delaware limited liability company (“Parent”) of which Christian Zugel, the Company’s Chairman and Chief Investment Officer (“Mr. Zugel”), is the sole managing member. The Merger was effected pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 11, 2018, by and among the Company, Parent and Merger Sub.

At the effective time of the Merger, each share of Class A common stock of the Company (“ Class A Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (with the exception of certain excluded shares) was converted into the right to receive $4.10 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), in accordance with the Merger Agreement. In addition, each restricted stock unit in respect of shares of Class A Common Stock (“RSU”) was converted into the right to receive the Merger Consideration multiplied by the number of shares underlying the RSU.

The Company today notified NASDAQ of the completion of the Merger and requested that trading in the Class A Common Stock be suspended and that NASDAQ file with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby commencing the process of delisting and deregistering the Class A Common Stock. The Company intends to file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act and to deregister its Class A Common Stock under Section 12(g) of the Exchange Act.

ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS is the managing member of, ZAIS Group Parent, LLC (“ZGP”). ZGP is the sole member of ZAIS Group, LLC (“ZAIS Group”), an investment advisory and asset management firm focused on specialized credit strategies with approximately $4.793 billion of assets under management as of March 31, 2018. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and other factors include, but are not limited to, those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. . Consider those factors carefully in evaluating the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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